PROSPECTUS Dated                           Pricing Supplement No. 99
April 1, 1998                               Effective April 24, 2000

                                                                 Rule 424 (b)(3)
                                                          Registration Statement
                                                                No. 333-45015

                               U.S. $1,000,000,000
                            FORD MOTOR CREDIT COMPANY
                         VARIABLE DENOMINATION FLOATING
                                RATE DEMAND NOTES





                             Interest Rate Per Annum

Period      Tier One Notes    Tier Two Notes    Tier Three Notes

Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
04/24/2000       5.72%             5.92%             6.12%